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                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE RELATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                            STERLING COMMERCE, INC.
                                       TO

                               SBC SILVER, INC.,
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                            SBC COMMUNICATIONS INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 23, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Common Stock"), including the related preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) of Sterling Commerce, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                                BANKBOSTON, N.A.

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
         By Mail:                               By Hand:                         By Overnight Delivery:
     BankBoston, N.A.           Securities Transfer & Reporting Services           Bank Boston, N.A.
    Corporate Actions                   c/o Boston Equiserve, LP                   Corporate Actions
      P.O. Box 8029                     100 William St./Galleria                   150 Royall Street
  Boston, MA 02266-8029                    New York, NY 10038                       Canton, MA 02021
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                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                             (781) 575-2232 or 2233

                         Confirm Facsimile By Telephone
                                 (781) 575-3120

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to SBC Silver, Inc., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of SBC Communications Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated February 25, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), including the related preferred stock purchase rights issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of Sterling Commerce, Inc., a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
                  --------------------------------------------------------------

Certificate Nos. (if available):

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Check box if Shares will be tendered by book-entry transfer: [ ]

Account Number:
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Dated:                                       , 2000
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Name(s) of Record Holder(s):
                              --------------------------------------------------

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                                  PLEASE PRINT

Address(es):
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                                                                        ZIP CODE

Area Code and Tel. No.:

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 Signature(s):------------------------------------------------------------------

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:
             -------------------------------------------------     --------------------------------------------------------------
                                                                                           AUTHORIZED SIGNATURE

Address:                                                           Name:
        ------------------------------------------------------          ---------------------------------------------------------
                                                                                              PLEASE PRINT

--------------------------------------------------------------     Title:
                                                      ZIP CODE           --------------------------------------------------------

Area Code and Tel. No:                                             Date:                                                   , 2000
                      ----------------------------------------          ---------------------------------------------------
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE
SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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